UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 27, 2009

Xplore Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas 78728

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                    Entry into a Material Definitive Agreement

On February 27, 2009, Xplore Technologies Corp. (the “Company”), and its wholly owned subsidiary Xplore Technologies Corporation of America (“Subsidiary”, together with the Company, the “Borrowers”), entered into a note purchase agreement (the “Note Purchase Agreement”) pursuant to which the Borrowers can issue up to $1.5 million of secured subordinated promissory notes (the “Notes”) and three-year warrants ( the “Warrants”) to purchase up to 15,000,000 shares of the Company’s common stock at an exercise price of $0.10 per share.  Pursuant to the Note Purchase Agreement, the Borrowers issued Notes in the aggregate principal amount of $655,000 and Warrants to purchase an aggregate of 6,550,000 shares of the Company’s common stock in two separate closings (on February 27, 2009 and March 5, 2009).  The Notes and Warrants were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and Regulation D promulgated under the Securities Act.

On February 27, 2009 and March 5, 2009, the Company also privately placed 4,000,000 units (the “Units”) at a purchase price of $0.10 per Unit, for an aggregate purchase price of $400,000.  Each Unit consisted of one share of the Company’s common stock and a warrant to purchase one share of the Company’s common stock at an exercise price of $0.13 per share, with an expiration date of February 27, 2013.  The Units were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act.

The Notes issued under the Note Purchase Agreement are due and payable in full on December 31, 2010 and bear interest at the rate of 10% per annum.  Interest on the Notes may be paid in cash or, at the option of the Company, in shares of the Company’s common stock.  The Notes are secured by all of the assets of the Borrowers and the right of repayment of principal and interest on the Notes and the security interest granted by the Borrowers to the holders of the Notes is subordinated to the rights and security interest of Silicon Valley Bank (“SVB”), the Company’s senior lender, in connection with the loan and security agreement between the Subsidiary and SVB dated as of September 15, 2005, as amended.  Upon an event of default, as set forth in the Note Purchase Agreement and the Notes, the agent of the holders of the Notes may declare all amounts outstanding under the Notes immediately due and payable and exercise other remedies permitted by the Note Purchase Agreement and the Notes or at law or in equity, subject to the subordination agreement with SVB.  The Warrants issued under the Note Purchase Agreement expire on February 27, 2012.  The Warrants may be exercised in whole or in part prior to February 27, 2012.  The exercise price pursuant to which the holders of the Warrants can purchase shares of the Company’s common stock is $0.10 per share and the Warrants contain a cashless exercise provision.

In addition, on February 27, 2009, the Borrowers entered into an amendment to the Note Purchase Agreement dated September 5, 2008, as amended (the “Fall 2008 Note Purchase Agreement”), with a majority-in-interest of the purchasers under the Fall 2008 Note Purchase Agreement extending the maturity date of the secured subordinated promissory notes in the aggregate principal amount of $3 million (the “Fall 2008 Notes”) to December 31, 2010 and reducing the exercise price of the warrants to purchase a total of 25,000,000 shares of the Company’s common stock (the “Fall 2008 Warrants”) to $0.10 per share.  The Company also agreed to extend the expiration date of the Fall 2008 Warrants to February 27, 2012.  All other terms and provisions of the Fall 2008 Note Purchase Agreement, the Fall 2008 Notes and the Fall 2008 Warrants remain unchanged and in full force and effect.

The above description of the Note Purchase Agreement, the Notes and the Warrants is qualified in its entirety by reference to the terms of the Note Purchase Agreement attached hereto as Exhibit 10.1, the terms of the Notes attached hereto as Exhibits 10.2, and the terms of the Warrants attached hereto as Exhibits 10.3.  The amendment to the Note Purchase Agreement is qualified in its entirety by reference to the terms of the side letter attached hereto as Exhibit 10.4.

ITEM 2.03                    Creation of a Direct Financial Obligation

Reference is hereby made to the description of the Notes in Item 1.01 hereof which is incorporated by reference herein.

ITEM 3.02                    Unregistered Sales of Equity Securities

(a)                                  Date of sale and the title and amount of securities sold

Reference is hereby made to the description of the Units and Warrants in Item 1.01 hereof which is incorporated by reference herein.

(b)                                 Consideration

The issuance of the Warrants was required in connection with the issuance and sale of the Notes pursuant to the terms of the Note Purchase Agreement.  The issuance of the private placement warrants was required in connection with the issuance and sale of the Units.

(c)                                  Exemption from Registration Claimed

The Company issued and sold the Units and Warrants in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act or pursuant to an exemption thereunder.

(d)                                 Terms of Exercise

Reference is hereby made to the description of the Units and Warrants in Item 1.01 hereof, which is incorporated by reference herein.

ITEM 9.01                    Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit 10.1                 Note Purchase Agreement

Exhibit 10.2                 Form of Note

Exhibit 10.3                 Form of Warrant

Exhibit 10.4                 Side Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 2009	Xplore Technologies Corp.
(Registrant)

	By:	/s/ Michael J. Rapisand
Michael J. Rapisand
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1                 Note Purchase Agreement

Exhibit 10.2                 Form of Note

Exhibit 10.3                 Form of Warrant

Exhibit 10.4                 Side Letter